UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2008

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

As previously reported in SIRVA, Inc.’s (“SIRVA”) quarterly report on Form 10-Q for the quarter ended September 30, 2007, the continued weak U.S. real estate market is impacting SIRVA’s performance and anticipated future financial results.  As a result, SIRVA expects that it will not be in compliance with the debt covenants for June 30, 2008 and thereafter under its credit agreement, dated as of December 1, 2003 (the “Credit Agreement”), among its subsidiary, SIRVA Worldwide, Inc. (“Parent Borrower”), the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto.  The lenders (the “Lenders”) include affiliates of LaSalle Bank National Association and General Electric Capital Corporation, which are also “purchasers” under SIRVA’s receivables securitization facility.  Defined terms not otherwise described in this section of Item 1.01 have the meanings ascribed to them in the Credit Agreement.

SIRVA currently is in discussions with the Lenders to restructure its obligations under the Credit Agreement.  In connection with such discussions, on January 9, 2008, SIRVA and the Lenders entered into a tenth amendment, dated as of January 1, 2008, to the Credit Agreement (the “Tenth Amendment”) to (i) facilitate the ongoing operating ability of the Loan Parties and (ii) effectuate a feasible restructuring of their respective businesses.  Among other matters, the Tenth Amendment waives SIRVA’s failure to comply with certain provisions of the Credit Agreement, including the Parent Borrower’s late payment of interest on January 10, 2008.  The Tenth Amendment also extends prepayment priority to any additional Revolving Credit Loans in excess of $107,000,000 (the “2008 Revolving Credit Loans”), Swing Line Loans after January 2, 2008 (the “2008 Swing Line Loans”) and Reimbursement Obligations with respect to Letters of Credit which are issued, extended or renewed after January 2, 2008 (the “2008 Reimbursement Obligations”).  The Parent Borrower has agreed to use its reasonable best efforts to refinance the 2008 Revolving Credit Loans, the 2008 Swing Line Loans and 2008 Reimbursement Obligations with the proceeds from any restructuring.

Although the Tenth Amendment establishes a platform for obtaining future liquidity, it does not provide additional liquidity for SIRVA or additional flexibility under the financial covenants of the Credit Agreement. SIRVA’s liquidity continues to be adversely impacted by the ongoing weakness in the U.S. real estate market. The description of the Tenth Amendment set forth above is qualified in its entirety by reference to the actual terms of the Tenth Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

 (d)         Exhibits

10.1

Tenth Amendment, dated as of January 1, 2008, to the Credit Agreement, dated as of December 1, 2003, as amended, among SIRVA Worldwide, Inc., the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other agents parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: January 15, 2008

	By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel &
Secretary

Exhibit Index

Exhibit	Description
10.1

Tenth Amendment, dated as of January 1, 2008, to the Credit Agreement, dated as of December 1, 2003, as amended, among SIRVA Worldwide, Inc., the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other agents parties thereto.